Exhibit (d)(2)

                              SUBADVISORY AGREEMENT

     AGREEMENT made as of __________, _____ by and between CCM Advisors, LLC, a limited liability company organized under the laws of the state of Delaware (the "Adviser") and Patterson Capital Management LP (d/b/a Patterson & Associates), a limited partnership organized under the laws of Texas (the "Subadviser"), on behalf of the CCMA Select Money Market Fund (the "Fund"), a series of the CCMA Select Investment Trust (the "Trust"):

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust issues shares of beneficial interest in the Fund (the "Shares") registered under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on July 19, 2001, as amended from time to time (the "Registration Statement");

     WHEREAS, the Subadviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has filed notification filings under all applicable state securities laws;

     WHEREAS, the Adviser is employed by the Trust to act as investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of the Fund, to the extent requested by and subject to the supervision and control of, the Board of Trustees of the Trust (the "Board");

     WHEREAS, the Trust and the Adviser desire to retain the Subadviser to render investment advisory services to the Fund; and

     WHEREAS, the Subadviser is willing to provide investment advisory services to the Fund, in the manner and on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of their mutual promises, the Adviser and the Subadviser agree as follows:

                                    ARTICLE 1
                            Employment of Subadviser

     1.1 The Adviser hereby employs the Subadviser to manage the investment and reinvestment of the assets of the Fund, to the extent requested by and subject to the supervision and control of, the Adviser and the Board for the period and upon the terms herein set forth.

     1.2 The Subadviser accepts such employment and agrees during such period at its own expense to render such services, and to assume the obligations herein set forth for the compensation herein provided.

     1.3 The Subadviser shall for all purposes be deemed to be an independent contractor, and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Notwithstanding the foregoing, the Subadviser shall, for the purposes of this agreement, have authority to act as agent for the Fund, subject to supervision by the Adviser and the Board.

     1.4 The services of the Subadviser herein provided are not to be deemed exclusive and the Subadviser shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

                                    ARTICLE 2
                              Duties of Subadviser

     2.1 Investment Management Services.

          (a) Subject to the general supervision of the Board and the Adviser, the Subadviser shall provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention or sale of the securities, cash and other investments for the Fund. In performing these duties, the Subadviser shall:

               (i) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Fund as set forth in the Registration Statement;

               (ii) seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

               (iii) take such steps as are necessary to implement any overall investment strategies approved by the Board for the Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

               (iv) regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of the Fund, including furnishing, within 60 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of the Fund as of the end of the quarter;

               (v)   maintain  all  required   accounts,   records,   memoranda,
          instructions  or   authorizations   relating  to  the  acquisition  or
          disposition of investments for the Fund; and

               (vi) assist in determining each business day the net asset value of the shares of the Fund in accordance with applicable law.

          (b) The Subadviser acknowledges that neither the Adviser nor its employees shall be required to evaluate the merits of investment selections or decisions made by the Subadviser or be required to approve the selections or decisions, or to confirm their compliance with applicable investment policies and restrictions; these responsibilities being within the duties of the Subadviser.

          (c) The Subadviser's services shall be subject always to the control and supervision of the Adviser and the Board, the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, the provisions of the 1940 Act, the statements relating to the Fund's investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement, and any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Adviser has furnished or will furnish the Subadviser with copies of the Registration Statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this agreement to furnish the Subadviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Subadviser will be entitled to rely on all documents furnished by the Adviser.

          (d) The Subadviser represents that it shall make every effort to ensure that the Fund continuously qualifies as a Regulated Investment Company under Subchapter M of the Code or any successor provision. Except as instructed by the Board or the Adviser, the Subadviser shall also make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Subadviser thereof, the Subadviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

          (e) In connection with the acquisition or disposition of securities described in Section 2.1(a) (iii), the Subadviser may place orders for the purchase or sale of portfolio investments for the account of the Fund with brokers or dealers selected by it and, to that end, the Subadviser is authorized as agents of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Fund, the Subadviser is directed at all times to seek to obtain the best combination of net price and execution under the circumstances within the policy guidelines as set forth in the current Registration Statement. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, and other applicable provisions of law, the Subadviser may select brokers or dealers with which it, the Adviser or the Fund is affiliated.

          (f) In addition to seeking the best combination of net price and execution under the circumstances, the Subadviser may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Adviser and Subadviser. The Subadviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Subadviser's overall responsibilities with respect to the Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this agreement or otherwise. The Subadviser periodically will evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Subadviser in connection with the performance of its obligations under this agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

          (g) Nothing in this agreement shall preclude the aggregation of orders for sale or purchase of securities or other investments by two or more series of the Trust or by the Trust and other accounts (collectively, "Advisory Clients") managed by the Adviser or the Subadviser to the Fund, provided that: (i) the Adviser or Subadviser's actions with respect to the aggregation of orders for multiple Advisory Clients, including the Fund, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise; and (ii) the Adviser's policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board.

          (h) The Subadviser will advise the Adviser and, if instructed by the Adviser, the Fund's custodian on a prompt basis each day by electronic telecommunication of each confirmed purchase and sale of a portfolio security specifying the name of the issuer, the full description of the security including its class, amount or number of shares of the security purchased or sold, the market price, the commission, government charges and gross or net price, trade date, settlement date and identity of the clearing broker. Under no circumstances may the Subadviser or any affiliates of the Subadviser act as principal in a securities transaction with the Fund or any other investment company managed by the Adviser unless
     (i) permitted by an exemptive provision, rule or order under the 1940 Act and (ii) upon obtaining prior approval of the securities transaction from the Adviser. Any such transactions shall be reported quarterly to the Board.

          (i) The Subadviser shall inform the Adviser and the Board on a current basis of changes in investment strategy or tactics or key personnel. It shall also be the duty of the Subadviser to furnish to the Board such information as may reasonably be necessary for the Board to evaluate this agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 8.

                                    ARTICLE 3
                       Allocation of Charges and Expenses

     3.1 The Subadviser will bear its own costs of providing services hereunder. Other than as specifically indicated herein the Subadviser shall not be responsible for the Fund's or the Adviser's expenses, including, without limitation: the day to day expenses related to the operation and maintenance of office space, facilities and equipment; expenses incurred in the organization of the Fund, including legal and accounting expenses and certain costs of registering securities of the Fund under federal securities law and qualifying for sale under state securities laws; any share redemption expenses; expenses of portfolio transactions; shareholder servicing costs; pricing costs; interest on borrowings by the Fund; charges of the custodian and transfer agent, if any; cost of auditing services; all taxes and fees; certain insurance premiums; investor services (including allocable personnel and telephone expenses); the cost of paying dividends and capital gains distributions and any extraordinary expenses, including litigation costs in legal actions involving the Fund, or costs related to indemnification of trustees, officers and employees of the Trust.

     3.2 The Fund  shall be free to  retain  at its  expense  other  persons  to
furnish  it  with  any  services  whatsoever,   including,  without  limitation,
statistical, factual or technical information or advice.

                                    ARTICLE 4
                         Compensation of the Subadviser

     4.1 For the services to be rendered as provided herein, the Adviser shall pay to the Subadviser for each month of the Fund's fiscal year on the last day of each such month a fee based upon the average daily net assets of the Fund, as determined pursuant to the Fund's Registration Statement, at the annual rate of 0.08% of the Fund's average daily net assets.

     4.2 For the month and year in which this agreement becomes effective or terminates there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year respectively.

     4.3 If the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

     4.4 In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any officer, director, shareholder or other affiliate of the Subadviser shall: (i) act as agent and accept any compensation other than its compensation provided for in this agreement, except in the course of such person's business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.

     4.5 The Subadviser agrees that in all matters relating to the management of the investment of the assets of the Fund, it will act in conformity with the Registration Statement, Declaration of Trust, and Bylaws of the Trust then in effect.

                                    ARTICLE 5
                            Limitations of Liability

     5.1 The Subadviser shall give the Fund the benefit of the Subadviser's best judgment and efforts in rendering services under this agreement; provided, that the Subadviser shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.1(d) of this agreement.

                                    ARTICLE 6
                                Books and Records

     6.1 The Subadviser shall maintain separate books and detailed records of all matters pertaining to the Fund (the "Fund's Books and Records"), including without limitation a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Subadviser shall also require that its Access Persons (as defined in the Subadviser's Code of Ethics) provide the Subadviser with monthly reports of their personal securities transactions. The Fund's Books and Records shall be available by overnight delivery of copies or for telecopying without delay to the Adviser during any day that the Fund is open for business.

     6.2 The Subadviser agrees that all books and records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust's request. All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Adviser's offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Subadviser which pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this agreement, all such books, records or other information shall be returned to the Trust free from any claim or assertion of rights by the Subadviser.

     6.3 The Subadviser further agrees that it will not disclose or use any records or information obtained pursuant to this agreement in any manner whatsoever except as authorized in this agreement and that it will keep confidential any information obtained pursuant to this agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

                                    ARTICLE 7
                   Duration and Termination of this Agreement

     7.1 This agreement shall not become effective unless and until the later of the time at which it is approved by the Board, including a majority of trustees who are not parties to this agreement or interested persons of any such party to this agreement, or the time at which it is approved by a majority of the Fund's outstanding voting securities as required by the 1940 Act. This agreement shall come into full force and effect on the later of such two dates. The agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by: (i) the Board, or by the vote of a majority of the Fund's outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     7.2 Termination.

          (a) This agreement may be terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of such Fund's outstanding voting securities, or by the Adviser or Subadviser, on sixty
     (60) days' written notice to the other party.

          (b) This agreement may be terminated at any time without the payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Subadviser or any officer or director of the Subadviser has taken any action which results in a breach of the covenants of the Subadviser set forth herein.

          (c) This agreement shall automatically terminate in the event of its assignment.

                                    ARTICLE 8
                          Amendments to this Agreement

     8.1 This agreement may be amended by the parties only if such amendment is specifically approved by: (i) the vote of a majority of the Fund's outstanding voting securities, and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     8.2 Notwithstanding anything herein to the contrary, this agreement may be amended by the parties without the vote or consent of shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Adviser or Subadviser shall be liable for failing to do so.

                                    ARTICLE 9
                                     Notices

     9.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Subadviser:

                           Patterson & Associates
                           301 Congress Avenue, Suite 570
                           Austin, Texas  78701
                           Attn:  Linda Patterson

                  If to the Adviser:

                           CCM Advisors, LLC.
                           190 S. LaSalle Street, Suite 2800
                           Chicago, Illinois  60603
                           Attn:  Douglas D. Peabody

                                   ARTICLE 10
                            Miscellaneous Provisions

     10.1 Other Relationships. It is understood that the officers, trustees, agents, shareholders and other affiliates of the Trust are or may be interested in the Adviser or Subadviser as officers, directors agents, shareholders, affiliates or otherwise, and that the officers, directors, shareholders, agents and other affiliates of the Adviser or Subadviser may be interested in the Trust otherwise than as a shareholders.

     10-2 Definitions of Certain Terms. The terms "assignment," "affiliated person" and "interested person", when used in this agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding voting securities" means the lesser of: (a) 67% or more of the votes attributable to Shares of the Fund or the Trust, as appropriate, present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Fund or the Trust, as appropriate.

     10.3 Applicable Law.

          (a) This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Illinois without regard to conflicts of law principles or precedents.

          (b) This agreement shall be subject to the provisions of the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     10.4 Severability. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

     10.5 Captions. The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.6 Counterparts. This agreement may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

     10.7 Cooperation with Authorities. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

     10.8 Cumulative Rights. The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.9 Compensation of Officers, Trustees and Employees. No Trustee, officer or employee of the Fund shall receive from the Fund any salary or other compensation as a Trustee, officer or employee of the Fund while at the same time holding a position as a director, officer, partner, member or employee of the Subadviser. This paragraph shall not apply to consultants and other persons who are not regular members of the Subadviser's staff.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

                       CCM ADVISORS, LLC


                       By: /s/ Douglas D. Peabody
                          --------------------------------------------
                       Title:
                             -----------------------------------------



                       PATTERSON & ASSOCIATES


                       By: /s/ Linda Patterson
                          --------------------------------------------
                       Title: President
                             -----------------------------------------